                                                                     Exhibit 1.2

 ''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''









                         COMMUNITY HEALTH SYSTEMS, INC.
                            (a Delaware corporation)


                            __ Shares of Common Stock




                        INTERNATIONAL PURCHASE AGREEMENT








Dated:____, 2000

 ''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''''

                                TABLE OF CONTENTS


INTERNATIONAL PURCHASE AGREEMENT..................................................................1

     SECTION 1.   Representations and Warranties..................................................4
          (a)     Representations and Warranties by the Company...................................4
          (b)     Officer's Certificates.........................................................15

     SECTION 2.   Sale and Delivery to U.S. Underwriters; Closing................................15
          (a)     Initial Securities.............................................................15
          (b)     Option Securities..............................................................15
          (c)     Payment........................................................................16
          (d)     Denominations; Registration....................................................16

     SECTION 3.   Covenants of the Company.......................................................17
          (a)     Compliance with Securities Regulations and
                  Commission Requests............................................................17
          (b)     Filing of Amendments...........................................................17
          (c)     Delivery of Registration Statements............................................17
          (d)     Delivery of Prospectuses.......................................................18
          (e)     Continued Compliance with Securities Laws......................................18
          (f)     Blue Sky Qualifications........................................................18
          (g)     Rule 158.......................................................................19
          (h)     Use of Proceeds................................................................19
          (i)     Listing........................................................................19
          (j)     Restriction on Sale of Securities..............................................19
          (k)     Reporting Requirements.........................................................19
          (l)     Compliance with NASD Rules.....................................................20
          (m)     Compliance with Rule 463.......................................................20

     SECTION 4.   Payment of Expenses ...........................................................20
          (a)     Expenses.......................................................................20
          (b)     Termination of Agreement.......................................................20

     SECTION 5.   Conditions of U.S. Underwriters' Obligations...................................21
          (a)     Effectiveness of Registration Statement........................................21
          (b)     Opinion of Counsel for the Company.............................................21
          (c)     Opinion of Counsel for the U.S. Underwriters...................................21
          (d)     Officers' Certificate..........................................................21
          (e)     Accountant's Comfort Letter....................................................22
          (f)     Bring-down Comfort Letter......................................................22
          (g)     Approval of Listing............................................................22
          (h)     No Objection...................................................................22
          (i)     Lock-up Agreements.............................................................22
          (j)     Purchase of Initial International Securities...................................22
          (k)     Recapitalization...............................................................23
          (l)     Conditions to Purchase of U.S. Option Securities...............................23




          (m)     Additional Documents...........................................................23
          (n)     Termination of Agreement.......................................................24

     SECTION 6.   Indemnification ...............................................................24
          (a)     Indemnification of the U.S. Underwriters.......................................24
          (b)     Indemnification of Company, Directors and Officers.............................25
          (c)     Actions against Parties; Notification..........................................26
          (d)     Settlement without Consent if Failure to Reimburse.............................26
          (e)     Indemnification for Reserved Securities........................................26

     SECTION 7.   Contribution ..................................................................27

     SECTION 8.   Representations, Warranties and Agreements to Survive Delivery.................28

     SECTION 9.   Termination of Agreement.......................................................28
          (a)     Termination; General...........................................................28
          (b)     Liabilities....................................................................29

     SECTION 10.  Default by One or More of the U.S. Underwriters................. ..............29

     SECTION 11.  Notices .......................................................................30

     SECTION 12.  Parties .......................................................................30

     SECTION 13.  GOVERNING LAW AND TIME ........................................................30

     SECTION 14.  Effect of Headings ............................................................30




     SCHEDULES

     Schedule A - List of Underwriters......................................................Sch A-1
     Schedule B - Pricing Information.......................................................Sch B-1
     Schedule C - List of Persons subject to Lock-up........................................Sch C-1



     EXHIBITS
          Exhibit A-1 -  Form of Opinion of Company's General Counsel.........................A-1-1
          Exhibit A-2 -  Form of Opinion of Fried, Frank, Harris, Shriver
                           & Jacobson.........................................................A-2-1
                  Exhibit B - Form of Lock-up Letter..........................................B-1-1


                         COMMUNITY HEALTH SYSTEMS, INC.

                            (a Delaware corporation)

                            _ Shares of Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                                         _, 2000







MERRILL LYNCH INTERNATIONAL
Bank of America International Limited
Chase Manhattan International Limited
Credit Suisse First Boston (Europe) Limited
Goldman Sachs International
Morgan Stanley & Co. International Limited
  as Lead Underwriters of the several International Managers
c/o  Merrill Lynch International
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

                  Community Health Systems, Inc. (formerly known as Community Health Systems Holding Corp.), a Delaware corporation (the "Company"), and CHS/Community Health Systems, Inc. (formerly known as Community Health Systems, Inc.), a Delaware corporation ("CHS"), confirm their agreement with Merrill Lynch International and each of the other International Managers named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Bank of America International Limited, Chase Securities Inc., Credit Suisse First Boston (Europe) Limited, Goldman Sachs International and Morgan Stanley & Co. International Limited are acting as representatives (in such capacity, the "Lead Managers"), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of up to _ additional shares of Common Stock to cover over-allotments, if any. The aforesaid _ shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the _ shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

         It is understood that the Company and CHS are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of _ shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (AMerrill Lynch@), Banc of America Securities LLC, Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to _ additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company is not obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

         The Underwriters will concurrently enter into an Intersyndicate Agreement dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

         The Company and CHS understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

         The Company, CHS and the International Managers agree that up to _ shares of the Initial International Securities to be purchased by the International Managers and that up to _ shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (collectively, the "Reserved Securities") shall be reserved for sale by the Underwriters to some of the Company's directors, officers, employees, business associates and related persons (collectively, "Eligible Persons"), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the U.S. Purchase Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD"), the 1933 Act (as defined below), the 1933 Act Regulations (as defined below) and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such Eligible Persons by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-_) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of U.S. Prospectus is identical to the Form of International Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         Immediately prior to the consummation of the offering of the Securities, (I) each outstanding share of the Company's Class B common stock will be exchanged pursuant to the Company's certificate of incorporation for _ shares of the Company's Class A common stock; (ii) each outstanding option to purchase a share of the Company's Class C common stock will be exchanged for an option to purchase _ shares of the Company's Class A common STOCK; (iii) the Class A common stock will be redesignated as Common Stock; (IV) the Company will effect a _-for-_ stock split with respect to the Common Stock; aNd (v) the Company's certificate of incorporation will be amended and restaTED to reflect a single class of common stock (which is the Common Stock), and to increase the number of authorized shares of Common Stock and preferred stock (collectively, (i) through (v) are referred to as the "Recapitalization").

          SECTION 1. REPRESENTATIONS AND WARRANTIES.

          (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company and CHS represent and warrant to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and if any International Option Securities are purchased, as of each Date of Delivery referred to in
Section 2(b) hereof, and agrees with each International Manager, as follows:

               (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

               At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, any preliminary prospectuses and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectuses and such preliminary prospectuses, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at each Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the International Prospectus.

               Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the

          Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (ii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (iii) FINANCIAL STATEMENTS. The consolidated financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied, except as set forth in the notes to the financial statements, on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The selected consolidated financial and other data and the summary consolidated financial and other data included in the Prospectuses present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The pro forma financial information included in the Registration Statement and the Prospectuses present fairly, in all material respects, the information shown therein, and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

               (iv) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (v) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not result in a Material Adverse Effect.

               (vi) GOOD STANDING OF SUBSIDIARIES. (A) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and CHS, Community Health Investment Corporation, CHS Professional Service Corporation and Hallmark Healthcare Corporation and each other subsidiary which is a hospital holding company or an operating hospital (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in Exhibit 21 to the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the Registration Statement and
          (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

               (B) Except to the extent disclosed in Exhibit 21 to the Registration Statement, each of the hospitals described in the Prospectuses as owned or leased by the Company is owned or leased and operated by a Subsidiary of which the Company directly or indirectly owns 100% of the outstanding ownership interests. Except as disclosed in the Prospectuses, there are no encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Subsidiary's capital stock, (ii) to make any loans or advances to, or investments in, the Company, CHS or any other Subsidiary, or (iii) to transfer any of its property or assets to the Company, CHS or any other Subsidiary.

               (vii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The shares of issued and outstanding capital stock of the Company have been issued in compliance, in all material respects, with all federal and state securities laws. Except as disclosed in the Prospectuses, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company's capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company's stock option and purchase plans and the options or other rights granted and exercised thereunder set forth in the Prospectuses accurately and fairly describe, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

               (viii) AUTHORIZATION OF AGREEMENT. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

               (ix) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and the U.S. Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms, in all material respects, to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the Company's Restated Certificate of Incorporation to be in effect following this offering, no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

               (x) The consummation of the Recapitalization has been duly authorized by the Company's board of directors and security holders, and no other corporate proceedings on the part of the Company are needed to authorize the Recapitalization.

               (xi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults under Agreements and Instruments that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds" and the completion of the Recapitalization) and compliance by the Company and CHS with their obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and, after giving effect to the use of proceeds as contemplated in the Prospectuses under the caption "Use of Proceeds," do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, CHS or any of their subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, CHS or any of their subsidiaries or, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, CHS or any of their subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, CHS or any of their subsidiaries.

               (xii) ABSENCE OF LABOR DISPUTE. No material labor dispute with the employees of the Company, CHS or any of their subsidiaries exists or, to the knowledge of the Company or CHS, is imminent, and neither the Company nor CHS is aware of any existing or imminent labor disturbance by the employees of any of their or any of their subsidiaries' principal suppliers or contractors, which would reasonably be expected to result in a Material Adverse Effect.

               (xiii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending (other than any sealed "qui tam" actions of which neither the Company nor CHS has any knowledge), or, to the knowledge of the Company or CHS, threatened, against or affecting the Company, CHS or any of their subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which could materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the Recapitalization, or the performance by the Company or CHS of their obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company, CHS or any of their subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

               (xiv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement which have not been so described and/or filed as required.

               (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Company, CHS and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on in all material respects the business now operated by them, and none of the Company, CHS or any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company, CHS or any of their subsidiaries therein, except for such infringements or conflicts (if the subject of any unfavorable decision, ruling or finding) or invalidities or inadequacies which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

               (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or CHS of their obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement, the consummation of the Recapitalization or the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

               (xvii) POSSESSION OF LICENSES AND PERMITS. The Company, CHS and their subsidiaries possess such permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (collectively, "Governmental Licenses") issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, Governmental Licenses as are required (i) under such federal and state healthcare laws as are applicable to the Company, CHS and their subsidiaries and (ii) with respect to those facilities operated by the Company, CHS or any of their subsidiaries that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder), except where the failure to poses such Government Licenses or to make such declarations and filings would not reasonably be expected to result in a

          Material Adverse Effect; the Company, CHS and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and none of the Company, CHS or any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect. All of the hospitals operated by the Company, CHS and their subsidiaries are "providers of services" as defined in the Social Security Act and the regulations promulgated thereunder and are eligible to participate in the Medicare and Medicaid programs (it being understood that this representation and warranty is to the best of the Company's and CHS's knowledge with respect to the five hospitals acquired by the Company since September 1, 1999).

               (xviii) ACCOUNTS RECEIVABLE. The accounts receivable of the Company, CHS and their subsidiaries have been and will continue to be adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans). The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not and shall not materially exceed amounts the Company, CHS and their subsidiaries are entitled to receive.

               (xix) COMPLIANCE WITH SOCIAL SECURITY ACT AND OTHER FEDERAL ENFORCEMENT INITIATIVES. Neither the Company and CHS nor, to the knowledge of the Company and CHS, any officers, directors or stockholders, employees or other agents of the Company, CHS or any of their subsidiaries or the hospitals operated by them, has engaged in any activities which are prohibited under Federal Medicare and Medicaid statutes including, but not limited to, 42 U.S.C. Sections 1320a-7 (Program Exclusion), 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), 42 U.S.C. Section 1395nn and 1396b (the "Stark" law, prohibiting certain self-referrals), or any other federal law, including, but not limited to, the federal TRICARE statute, 10 U.S.C. Section 1071 ET SEQ., the Federal Civil False Claims Act, 31 U.S.C. Sections 3729-32, Federal Criminal False Claims Act, 18 U.S.C. Section 287, False Statements Relating to Health Care Matters, 18 U.S.C. Section 1035, Health Care Fraud, 18 U.S.C. Section 1347, or the federal Food, Drug & Cosmetics Act, 21 U.S.C. Section 360aaa, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties); (v) knowingly and willfully referring an individual to a person with which they have ownership or certain other financial arrangements (where applicable federal law prohibits such referrals); and (vi) knowingly and willfully violating any enforcement initiative instituted by any governmental agency (including, without limitation, the Office of the Inspector General and the Department of Justice), except for any such activities which are specifically described in the Prospectus or which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

               (xx) REGULATORY FILINGS. None of the Company, CHS or any of their subsidiaries or any of the hospitals operated by any of them has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance could not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, all such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (xxi) TITLE TO PROPERTY. The Company, CHS and their subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, in a manner that would reasonably be expected to result in a Material Adverse Effect, affect the value of such property or interfere with the use made or proposed to be made of such property by the Company, CHS or any of their subsidiaries; and all of the leases and subleases of the Company and their subsidiaries, considered as one enterprise, and under which the Company, CHS or any of their subsidiaries holds properties described in the Prospectuses, are in full force and effect, and none of the Company, CHS or any of their subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, CHS or any of their subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, CHS or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to be in full force and effect or such claim would not reasonably be expected to have a Material Adverse Effect.

               (xxii) INVESTMENT COMPANY ACT. None of the Company, CHS or their subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses none of them will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxiii) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them is in violation of any federal, state, local or foreign statute, law, rule, regulation, standard, guide, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances (including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, petroleum or petroleum products) (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, release or threatened release of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company, CHS, their subsidiaries and each of the hospitals owned, leased or operated by them have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
          (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, CHS, any of their subsidiaries or any of the hospitals owned, leased or operated by them relating to Hazardous Materials or any Environmental Laws.

               (xxiv) REGISTRATION RIGHTS. Except as disclosed in the Prospectuses under the caption "Shares Eligible for Future SaleBRegistration Rights," there are no persons with registration rights or other similar rights to have any securities of the Company, CHS or any of their subsidiaries registered pursuant to the Registration Statement or otherwise registered by the Company or any other person under the 1933 Act.

               (xxv) INSURANCE. The Company, CHS and each of their subsidiaries and each of the hospitals owned, leased or operated by them are insured by insurers of recognized financial responsibility against such loses and risks and in such amounts as are prudent and customary in the healthcare industry; none of the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them has been refused any material insurance coverage sought or applied for since January 1, 1999; and neither the Company nor CHS has any reason to believe that it or any of the hospitals owned, leased or operated by them, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its operations except where the failure to renew or maintain such coverage would not reasonably be expected to result in a Material Adverse Effect. The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers' and directors' liability insurance of a public company and as the Company believes would cover claims which would reasonably be expected to be made in connection with the issuance of the Securities; and the Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

               (xxvi) TAX RETURNS AND PAYMENT OF TAXES. The Company, CHS and their subsidiaries have timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not reasonably be expected to result in a Material Adverse Effect. The Company, CHS and their subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not reasonably be expected to result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in accordance with GAAP in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company, CHS and their subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities except (A) for taxes incurred after the date of the financial statements referred to in
          Section 1(a)(iii) or (B) where the failure to provide for such charges, accruals and reserves would not reasonably be expected to result in a Material Adverse Effect. None of the Company, CHS or their subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

               (xxvii) NO STABILIZATION OR MANIPULATION. None of the Company, CHS or their subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act").

               (xxviii) CERTAIN TRANSACTIONS. Except as disclosed in the Prospectuses, there are no outstanding loans, advances, or guarantees of indebtedness by the Company, CHS or any of their subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them that would be required to be so disclosed under the 1933 Act, the 1933 Act Regulations or Form S-1.

               (xxix) STATISTICAL AND MARKET DATA. The statistical and market-related data included in the Prospectuses are derived from sources which the Company and CHS reasonably and in good faith believe to be accurate, reasonable and reliable in all material respects and the statistical and market-related data included in the Prospectuses agrees with the sources from which it was derived in all material respects.

               (xxx) ACCOUNTING AND OTHER CONTROLS. The Company has established a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with a management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

               (xxxi) YEAR 2000. The Company and CHS have reviewed their operations and those of the hospitals owned, leased or operated by them to evaluate the extent to which the business or operations or any of the hospitals owned, leased or operated by them will be affected by the Year 2000 Problem. The Company does not anticipate incurring operating expenses or costs material to the financial position or results of operations of the Company and the hospitals owned, leased or operated by it in connection the Year 2000 Problem. As a result of the aforementioned review, the Company has no reason to believe that the Year 2000 Problem would reasonably be expected to have a Material Adverse Effect. The "Year 2000 Problem" as used herein means any risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company, CHS or any of their subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby.

          SECTION 2. SALE AND DELIVERY TO U.S. UNDERWRITERS; CLOSING.

          (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional _ shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

          In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

          (d) DENOMINATIONS; REGISTRATION. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          (e) APPOINTMENT OF QUALIFIED INDEPENDENT UNDERWRITER. The Company hereby confirms its engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the International Securities. Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

          SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each International Manager as follows:

               (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (b) FILING OF AMENDMENTS. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object.

               (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (d) DELIVERY OF PROSPECTUSES. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Manager will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
          Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

               (f) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification of the Securities in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

               (g) RULE 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

               (h) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

               (i) LISTING. The Company will use its best efforts to effect and maintain the quotation of the Common Stock (including the Securities) on the New York Stock Exchange.

               (j) RESTRICTION ON SALE OF SECURITIES. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company referred to in the Prospectuses, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (E) the issuance by the Company of shares of Common Stock pursuant to the Recapitalization.

               (k) REPORTING REQUIREMENTS. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

               (l) COMPLIANCE WITH NASD RULES. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

               (m) COMPLIANCE WITH RULE 463. The Company will comply with the requirements of Rule 463 of the 1933 Act Regulations.

          SECTION 4. PAYMENT OF EXPENSES. (a) EXPENSES. The Company and CHS will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the International Managers and the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (xi) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Eligible Persons who have expressed an interest in purchasing the Reserved Securities and (xii) the expenses of the Independent Underwriter.

          (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and CHS shall reimburse the International Manager for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

          SECTION 5. CONDITIONS OF INTERNATIONAL MANAGERS' OBLIGATIONS. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and CHS contained in Section 1 hereof or in certificates of any officer of the Company, CHS or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of their covenants and other obligations hereunder, and to the following further conditions:

          (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule
     430A).

          (b) OPINION OF COUNSEL FOR THE COMPANY. At Closing Time, the International Managers shall have received the favorable opinion, dated as of Closing Time, of:

          (i) Rachel A. Seifert, Vice President, Secretary and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the International Managers may reasonably request; and

          (ii) Fried, Frank, Harris, Shriver & Jacobson, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the International Managers may reasonably request.

          (c) OPINION OF COUNSEL FOR THE INTERNATIONAL MANAGERS. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers in form and substance reasonably satisfactory to the International Managers.

     (d) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, CHS and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and CHS have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to such person's knowledge after due inquiry, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (e) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Lead Managers shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance reasonably satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

     (f) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (g) APPROVAL OF LISTING. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

     (h) NO OBJECTION. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements with respect to the Securities.

     (i) LOCK-UP AGREEMENTS. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

     (j) PURCHASE OF INITIAL U.S. SECURITIES. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

     (k) RECAPITALIZATION. Prior to the purchase of the Securities by the Underwriters, the Recapitalization shall have been consummated.

     (l) CONDITIONS TO PURCHASE OF INTERNATIONAL OPTION SECURITIES. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

          (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of the President and Chief Executive Officer, and of the Executive Vice President and Chief Financial Officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii) OPINION OF COUNSEL FOR COMPANY. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel for the Company, together with the favorable opinion of Rachel A. Siefert, Vice President, Secretary and General Counsel of the Company, each in form and substance reasonably satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iii) OPINION OF COUNSEL FOR INTERNATIONAL MANAGERS. The favorable opinion of Debevoise & Plimpton, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv) BRING-DOWN COMFORT LETTER. A letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (m) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

     (n) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. INDEMNIFICATION.

     (a) INDEMNIFICATION OF THE INTERNATIONAL MANAGERS. (1) The Company and CHS jointly and severally agree to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of any jurisdiction where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in any jurisdiction in connection with the reservation and sale of the Reserved Securities to employees, directors and other persons with relationships with the Company who have expressed an interest in purchasing the Reserved Securities or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in
     Section 6(a)(1)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof, to the extent that any such expense is not paid under (i), or (ii) or (iii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent (x) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) or (y) resulting from the fact that a court of competent jurisdiction shall have made a final, non-appealable determination that (1) the untrue statement or omission was corrected in the International Prospectus, (2) that at a time sufficiently prior to the Closing Time, the Company furnished copies of the International Prospectus in sufficient quantities to such International Manager, (3) that such International Manager failed to send or give a copy of the International Prospectus to the person asserting such loss, liability, claim, damage or expense prior to the written confirmation or the sale of Securities to such person by such International Manager as required by the 1933 Act or the 1933 Act Regulations, and (4) that the sending of the International Prospectus to the person asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons.

     (2) In addition to and without limitation of the Company's obligation to indemnify Merrill Lynch as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the International Securities.

     (3) Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of a International Manager or who controls an underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the

Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item.

     (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each International Manager severally agrees to indemnify and hold harmless the Company, CHS and their respective directors, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary International prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

     (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(1)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) INDEMNIFICATION FOR RESERVED SECURITIES. In connection with the offer and sale of the Reserved Securities, the Company and CHS jointly and severally agree, promptly upon a request, in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of Eligible Persons who have expressed an interest in purchasing the Reserved Securities to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

     SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and CHS on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and CHS on the one hand and of the International Managers on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in
Section 6(a)(1)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and CHS on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

     The relative fault of the Company, and CHS on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(1)(ii)(A) hereof.

     The Company, CHS and the International Managers agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the International Securities.

     The Company, CHS and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls a International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company or CHS, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and CHS. The International Managers= respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, CHS or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the International Managers.

     SECTION 9. TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Lead Managers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. DEFAULT BY ONE OR MORE OF THE INTERNATIONAL MANAGERS. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Mangers shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the International Managers to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which occurs after Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for a International Manager under this
Section 10.

     SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations, with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, New York, attention of Michael W. Blair; and notices to the Company or CHS shall be directed to them at 155 Franklin Road, Suite 400, Brentwood, Tennessee 37027, attention of Rachel A. Seifert, Vice President, Secretary and General Counsel, with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, attention of Jeffrey Bagner.

     SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the International Managers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers and the Company and CHS and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers, the Company and CHS in accordance with its terms.

                                Very truly yours,

                                COMMUNITY HEALTH SYSTEMS, INC.

                                By _____________________________
                                   Name:
                                   Title:

                                CHS/COMMUNITY HEALTH SYSTEMS, INC.

                                BY _____________________________
                                    Name:
                                    Title:

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH INTERNATIONAL
BANK OF AMERICA INTERNATIONAL
     LIMITED
CHASE SECURITIES INC.
CREDIT SUISSE FIRST BOSTON (EUROPE)
     LIMITED
GOLDMAN SACHS INTERNATIONAL
MORGAN STANLEY & CO.
     INTERNATIONAL  LIMITED

BY: MERRILL LYNCH INTERNATIONAL

By _____________________________
    Authorized Signatory

For themselves and as Lead Mangers of the other International Managers named in
Schedule A hereto.

         SCHEDULE A

                                                         Number of
     NAME OF                                         Initial International
     INTERNATIONAL                                       SECURITIES
     MANAGER


Merrill Lynch International
Bank of America International Limited
Chase Securities Inc.
Credit Suisse First Boston (Europe) Limited
Goldman Sachs International
Morgan Stanley & Co. International Limited

                                                           ----------
Total                                                           _
                                                           ----------


                                   Sch A - 2

         SCHEDULE B

COMMUNITY HEALTH SYSTEMS, INC.

     _ Shares of Common Stock

     (Par Value $.01 Per Share)

          1. The initial public
     offering price per share for
     the Securities, determined as
     provided in said Section 2,
     shall be $_.

          2. The purchase price per
     share for the International
     Securities to be paid by the
     several International Managers
     shall be $_, being an amount
     equal to the initial public
     offering price set forth above
     less $_ per share; provided that
     the purchase price per share for
     any International Option Securities
     purchased upon the exercise of the
     over-allotment option described in
     Section 2(b) shall be reduced by an
     amount per share equal to any dividends
     or distributions declared by the
     Company and payable on the Initial
     International Securities but not
     payable on the International
     Option Securities.

                                    Sch B - 1

                                   SCHEDULE C

Sheila P. Burke
Robert J. Dole
J. Anthony Forstmann
Nicholas C. Forstmann
Theodore J. Forstmann
Dale F. Frey
Sandra A. Horbach
Thomas H. Lister
Michael A. Miles
Samuel A. Nunn
Wayne T. Smith
W. Larry Cash
John Fromhold
David Miller
Gary Newsome
Michael T. Portacci
Rachael A. Seifert
All other Class B Stockholders

                                    Sch C - 1

                                                                   Exhibit A-1


                  FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(i)




                             _________________, 2000

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Banc of America Securities LLC
Chase Securities Inc.
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
As U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Merrill Lynch International
Bank of America International Limited
Chase Securities Inc.
Credit Suisse First Boston (Europe) Limited
Goldman Sachs International
Morgan Stanley & Co. International Limited
As Lead Managers of the several International Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London, England EC2Y 9LY

Ladies and Gentlemen:

          I am Vice President, Secretary and General Counsel of Community Health Systems, Inc., a Delaware corporation (the "Company"), and CHS/Community Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("CHS"). I am delivering this opinion pursuant to (i) Section 5(b)(i) of the U.S. Purchase Agreement, dated __________, 2000 (the "U.S. Purchase Agreement"), among the Company, CHS and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as

Merrill Lynch & Co. et al.

                                       2
                                                         _________________, 2000

U.S. Representatives of the several U.S. Underwriters named in Schedule A thereto, and (ii) Section 5(b)(i) of the International Purchase Agreement, dated _________, 2000 (the "International Purchase Agreement," and together with the U.S. Purchase Agreement, the "Purchase Agreements"), among the Company, CHS and Merrill Lynch International, Bank of America International Limited, Chase Securities Inc., Credit Suisse First Boston (Europe) Limited, Goldman Sachs International and Morgan Stanley & Co. International Limited, as Lead Managers of the several International Managers named in Schedule A thereto. All capitalized terms used herein that are defined in, or by reference in, the Purchase Agreements have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance expressly set forth herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and, except to the extent otherwise expressly stated, I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and CHS, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS and others, in each case as I have deemed necessary or appropriate for the purposes of this opinion.

          In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, the representations and warranties contained in the Purchase Agreements and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, CHS and others and assume compliance on the part of all parties to the Purchase Agreements with the covenants and agreements contained therein.

          Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

          1. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          2. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties

Merrill Lynch & Co. et al.

                                                         _________________, 2000

and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          3. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

          4. All descriptions in the Prospectuses of contracts and other documents to which the Company, CHS or their subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          5. None of the Company or CHS is in violation of its charter or by-laws.

          6. The Company, CHS and each of their subsidiaries and each of the hospitals owned, leased or operated by any of them have all necessary permits, licenses, certificates, approvals (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations ("Governmental Licenses") (except where the failure to have such Governmental Licenses, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company, CHS and their subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted.

          7. No filing, consent, approval, authorization, order, registration or qualification of or with any Tennessee court or governmental agency or body is required by or on behalf of the Company for the sale of the Securities or the consummation by the Company and CHS of the transactions contemplated by the Purchase Agreements, expect for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations in connection with the purchase and distribution of the Securities by the Underwriters.

Merrill Lynch & Co. et al.
                                       4

                                                         _________________, 2000

                  8. There is not pending or, to my knowledge, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the Recapitalization, the transactions contemplated in the Purchase Agreements or the performance by the Company of its obligations thereunder; it being understood that I express no opinion with respect to any "qui tam" action as to which I have no knowledge of its pendency.

          9. The statements in the Prospectuses under "Business - Legal Proceedings," "Business - Government Regulations", Business - Payment" and "Business - Compliance Program," in so far as they constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.

          In the course of the preparation by the Company of the Registration Statement and the Prospectuses, I attended conferences with certain of the officers and representatives of the Company and CHS, representatives of the independent public accountants for the Company and CHS and representatives of the Underwriter, at which the contents of the Registration Statement and the Prospectuses were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of this opinion, I attended additional conferences with certain of the officers and representatives of, and the independent public accountants for, the Company and CHS, at which the contents of the Prospectuses were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses, other than as set forth in paragraph 5 above. Subject to the foregoing and on the basis of the information I gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent accountants for, the Company and CHS, nothing has come to my attention that causes me to believe that, as of the time it became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses as of their dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, nothing has come to my attention in the course of proceedings described in the second sentence of this paragraph that causes me to believe that the Prospectuses on the date and time of delivery of this letter contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under

Merrill Lynch & Co. et al.
                                       5

                                                         _________________, 2000


which they were made, not misleading. I express no view or belief, however, with respect to the financial statements, related notes and schedules thereto and other financial data included in or omitted from the Registration Statement or the Prospectuses.

          The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Tennessee and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as currently in effect. The opinions expressed herein are given as of the date hereof, and I undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

          The opinions expressed herein are solely for your benefit in connection with the Purchase Agreements and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent.

                                Very truly yours,


                                Rachel A. Seifert
                                Vice President, Secretary
                                and General Counsel

                                                                    Exhibit A-2

                        FORM OF OPINION OF FRIED, FRANK,
                           HARRIS, SHRIVER & JACOBSON
                           TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(ii)

                                                            212-859-8136
                                                      (FAX: 212-859-8586)
                      _________, 2000

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Banc of America Securities LLC
Chase Securities Inc.
Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
As U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Merrill Lynch International
Bank of America International Limited
Chase Securities Inc.
Credit Suisse First Boston (Europe) Limited
Goldman Sachs International
Morgan Stanley & Co. International Limited
As Lead Managers of the several International Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London, England EC2Y 9LY


                                     A-2-4

Ladies and Gentlemen:

     We are acting as special counsel to Community Health Systems, Inc., a Delaware corporation (the "Company"), and CHS/Community Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("CHS"), in connection with the underwritten public offering of ________ shares (the "Securities") of common stock, par value $.01 per share (the "Common Stock"), of the Company. This opinion is delivered to you at the Company's request pursuant to (i) Section 5(b)(ii) of the U.S. Purchase Agreement, dated __________, 2000 (the "U.S. Purchase Agreement"), among the Company, CHS and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as U.S. Representatives of the several U.S. Underwriters named in Schedule A thereto, and (ii) Section 5(b)(ii) of the International Purchase Agreement, dated _________, 2000 (the "International Purchase Agreement," and together with the U.S. Purchase Agreement, the "Purchase Agreements"), among the Company, CHS and Merrill Lynch International, Bank of America International Limited, Chase Securities Inc., Credit Suisse First Boston (Europe) Limited, Goldman Sachs International and Morgan Stanley & Co. International Limited, as Lead Managers of the several International Managers named in Schedule A thereto. All capitalized terms used herein that are defined in, or by reference in, the Purchase Agreements have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance expressly set forth herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and, except to the extent otherwise expressly stated, we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and CHS, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion.

     In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties contained in the Purchase Agreements and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, CHS and others, and assume compliance on the part of all parties to the Purchase Agreements with the covenants and agreements contained therein. Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this Firm who gave substantive attention to the representation of the Company and CHS in connection with the Purchase Agreements.

                  With respect to the opinion expressed in the second sentence of paragraph 3 below, we have relied solely on the stock transfer books of the Company. With respect to the opinions expressed in paragraphs 10 and 11 below, our opinions are is limited to our review of only those laws and


                                     A-2-5
regulations that, in our experience, are normally applicable to transactions of the type contemplated in the Purchase Agreements. With respect to the opinion expressed in paragraph 7, we have relied solely on the oral advice of the Staff of the Securities and Exchange Commission (the "Commission") that the Commission has issued an order declaring the registration under the 1933 Act of the U.S. Securities effective and as to the absence of any stop order or any proceeding relating thereto.

     Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. CHS has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. Each of the Company and CHS has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the Purchase Agreements.

     3. The Company has an authorized capitalization as set forth in the Prospectuses under the caption "Capitalization". The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

     4. The Securities to be purchased by the Underwriters from the Company pursuant to the Purchase Agreements have been duly authorized for issuance and sale to the Underwriters and, when issued and delivered by the Company pursuant to the Purchase Agreements against payment of the consideration set forth in the Purchase Agreements, will be duly authorized, validly issued, fully paid and non-assessable and no holder of the Securities will be subject to personal liability under the Delaware General Corporation Law by reason of being such a holder.

     5. The issuance and sale of the Securities by the Company is not subject to preemptive or other similar rights arising under (i) the Delaware General Corporation Law, (ii) the Restated Certificate of Incorporation or By-laws of the Company, or (iii) any indenture, mortgage, deed of trust, loan agreement, other agreement or instrument, or court decree or order (including, without limitation, any settlement agreement) which has been filed as an exhibit to the Registration Statement or otherwise identified to us in a certificate provided by the Chief Financial Officer and the General Counsel of the Company as material to the Company and its subsidiaries taken as a whole (collectively, the "Identified Documents").

     6. Each of the Purchase Agreements has been duly authorized, executed and delivered by the Company and CHS.


     7. The Registration Statement[, including any Rule 462(b) Registration Statement,] has been declared effective under the 1933 Act and no stop order suspending the effectiveness of the


                                     A-2-6

Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. Any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

     8. The Registration Statement[, including any Rule 462(b) Registration Statement,] the Prospectuses[, and each amendment or supplement to the Registration Statement and the Prospectuses,] as of their respective effective or issue dates (other than the financial statements, related notes, supporting schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) appeared on their face to be responsive as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     9. The statements in the Prospectuses under "Description of Capital Stock," "Description of our Indebtedness," "Shares Eligible for Future Sale" and "United States Federal Income Tax Considerations for Non-United States Holders" and the statements in the Registration Statement under Item 14, in so far as they constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.

     10. No filing, consent, approval, authorization, order, registration or qualification of or with any United States, New York or, with respect to matters arising under the Delaware General Corporation Law, Delaware court or governmental agency or body is required by or on behalf of the Company for the sale of the Securities or the consummation by the Company and CHS of the transactions contemplated by the Purchase Agreements, except the registration under the 1933 Act of the Securities and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations in connection with the purchase and distribution of the Securities by the Underwriters.

     11. The execution, delivery and performance by the Company and CHS with all of the provisions of the Purchase Agreements and the consummation of the transactions contemplated by the Purchase Agreements and the Recapitalization do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, CHS or any of their subsidiaries pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Restated Certificate of Incorporation or By-laws of the Company, (iii) the Delaware General Corporation Law or any present law, or present regulation of any government agency or authority, of the State of New York or the United States of America known by us to be applicable to the Company or any of its subsidiaries or their respective properties or (iv) any court decree or order binding upon the Company or any of its subsidiaries or their respective properties (it being understood that with respect to the opinions in clauses (i) and (iv) of this paragraph, such opinions are limited to the Identified Documents.


                                     A-2-7

     12. Other than as disclosed in the Prospectuses, to our knowledge, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     13. The Company is not an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.


     14. The Recapitalization was duly authorized by the Company's Board of Directors and stockholders and has been consummated in accordance with its terms.

     In the course of our engagement to represent or to advise the Company, we have not become aware of any pending legal proceeding before, or pending investigation by, any court or administrative agency or authority or any arbitration tribunal of the United States or the State of New York against or directly affecting the Company, CHS or any of their respective subsidiaries or properties which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief in connection with or which would materially adversely affect the legality, validity or enforceability of, the Purchase Agreements, the Recapitalization or the transactions contemplated thereby. In making the foregoing statement, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our Firm who have performed substantive legal services for the Company, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or pending investigations of the nature referred to above. Beyond that, we have not made any review, search or investigation of public files or records or files or records of the Company, CHS or any of their respective subsidiaries or of their transactions, or any other investigation or inquiry with respect to the foregoing statement.

     In the course of the preparation by the Company of the Registration Statement and the Prospectuses, we attended conferences with certain of the officers and other representatives of the Company and CHS, representatives of the independent public accountants for the Company and CHS and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectuses were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of this opinion, we attended additional conferences with certain of the officers and representatives of, and the independent public accountants for, the Company and CHS, at which the contents of the Prospectuses were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon and do not assume any responsibility for the accuracy, completenesss or fairness of the statements contained in the Registration Statement and the Prospectuses, other than as set forth in paragraph 9 above. Subject to the foregoing and on the basis of the information we gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent accountants for, the Company and CHS, nothing has come to our attention that causes us to believe that, as of the time it became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses as of their dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, nothing


                                     A-2-8
has come to our attention in the course of proceedings described in the second sentence of this paragraph that causes us to believe that the Prospectuses on the date and time of delivery of this letter contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no view or belief, however, with respect to the financial statements, related notes and schedules thereto and other financial data included in or omitted from the Registration Statement or the Prospectuses.

     The opinions set forth above are subject to the following qualifications:

     A. With respect to the opinion expressed in paragraph 11 above: (i) we have made no independent investigation as to whether the Identified Documents identified to us in the Officer's Certificate, which are governed by the laws of any jurisdiction other than the State of New York, will be enforced as written under the laws of such jurisdiction; and (ii) we express no opinion with respect to any conflict with or any breach or violation of, or default under, any Identified Document (x) not readily ascertainable from the face of such document, (y) arising under or based upon any cross-default provisions insofar as such conflict, breach, violation or default relates to a default under a document which is not an Identified Document, or (z) arising under or based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

     B. We express no opinion as to the indemnity, contribution or governing law provisions of any agreement.

     C. The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or Blue Sky laws or any rules and regulations thereunder. The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.


                                     A-2-9

     The opinions expressed herein are solely for your benefit in connection with the Purchase Agreements and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

                                          Very truly yours,
                              FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                              By:______________________________________
                                           Jeffrey Bagner

                  [FORM OF LOCK-UP AGREEMENT FROM DIRECTORS, OFFICERS OR
                      OTHER STOCKHOLDERS PURSUANT TO SECTION 5(I)]

                                                                       Exhibit B


     MERRILL LYNCH & CO.
     Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
     Banc of America Securities LLC
     Chase Securities Inc.
     Credit Suisse First Boston Corporation
     Goldman, Sachs & Co.
     Morgan Stanley & Co. Incorporated
        as U.S. Representatives of the several
        U.S. Underwriters to be named in the
        within-mentioned U.S. Purchase Agreement
     Merrill Lynch International
     Bank of America International Limited
     Chase Manhattan International Limited
     Credit Suisse First Boston (Europe) Limited
     Goldman Sachs International
     Morgan Stanley & Co. International Limited
     c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
     North Tower
     World Financial Center
     New York, New York  10281-1209

     Re: PROPOSED PUBLIC OFFERING BY COMMUNITY HEALTH SYSTEMS

     Dear Sirs:

     The undersigned, a stockholder and/or an officer and/or a director of Community Health Systems, Inc. a Delaware corporation (the "Company"), understands that (i) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Banc of America Securities LLC, Chase Securities Inc., Credit Suisse First Boston Corporation, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock") and
     (ii) Merrill Lynch International, Bank of America International Limited, Chase Manhattan International Limited, Credit Suisse First Boston (Europe) Limited, Goldman Sachs International and Morgan Stanley & Co. International Limited propose to enter into an International Purchase Agreement with the Company providing for the public offering of the Common Stock of the Company (together with the U.S. Purchase Agreement, the "Purchase Agreements"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreements that, during a period of 180 days from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a BONA FIDE gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer the trustee of the trust agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value or
     (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding the shares subject to the provisions of this agreement. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

                                   Very truly yours,


                                   Signature:
                                               -------------------------------
                                   Print Name:
                                               -------------------------------

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